Exhibit 10.7

Institution

House Lease Contract

Fengtai Office Area

House Lease Contract

The Lessee (Party A): Beijing Luji Technology Co., Ltd.

Mailing address: (certificate address) Room 605, 6th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing , The PRC

Mailing address: (current address of Party A or legal person)

Unified social credit code or ID card No.: (unified credit code)

Tel.:                                                                     E-mail:

The Lessee (Party B): Beijing Hontao Management Consulting Co., Ltd..

Mailing address: Room 3006, Building 16, 30 Shixing Street, Shijingshan District, Beijing PRC

Unified social credit code or ID card No.: 91110106MA01AQAM7Y

Tel.:                                                                     Fax:

Pursuant to Contract Law of the People’s Republic of China, Measures on the Management of Commodity House Lease and Measures of House Lease Management of Beijing, the following contract regarding the lease of Room 605, 6/F, Building 5, No. 1 yard, Hangfeng Road, Fengtai District, Beijing (hereinafter referred to as “this Contract”) is made and entered into by and between Party A and Party B after reaching consensus via negotiation.

Article 1 Property Leased

1.1 Party B has the rights and agrees to rent out the premise located at Room 605, 6/F, Building 5, No. 1 yard, Hangfeng Road, Fengtai District, Beijing (hereinafter referred to as “this Premise”) to Party A for office only. Party A shall use this Premise as per relevant national and municipal regulations on house use and property management. The building area of this Premise is 606 m2.

1.2 Prior to opening its business, Party A shall apply to the relevant government organs for relevant licenses, approval certificates or permits; Party A shall, within three days upon acquiring the certificates, provide the copy of these certificates for Party B for filing.

1.3 Where Party A applies to relevant government organs for changing the enterprise name, legal representative, enterprise nature or investor in term of lease, Party A shall deal with these matters without affecting the validity of this Contract and report to Party B for filing within three days after the announcement of the information change. If necessary, both parties shall sign a new House Lease Contract.

Article 2 Term of Lease, Rent-free Period and Commencement Date

2.1 Term of lease: 2 years, since March 20, 2020 to March 29, 2022;

2.2 Rent-free period:0 days, from to

(The management fees are still charged within the rent-free period).

2.3 Commencement date: March 30, 2020.

Article 3 Rent and Mode of Payment

3.1 Rent: RMB 4.8 /m2/day (including taxes/furniture/property). The total monthly rent is RMB 88476.

3.2 The rent shall be increased by 5 % on the basis of the rent in the previous year from March 30, 2021 to the expiration of this Contract, which means the rent in the second year is / /m2/day and the rent in the third year is 5.04 /m2/day.

3.3 Party A shall, within two days upon the conclusion of this Agreement, pay 6-month rent and management fees, all of which amount to RMB 530856. Party A shall, prior to the 25th day of the last month when the payment of each period expires, pay 6-month rent and management fees. The rent of less than one calendar month shall be calculated based on the actual rent days of the month.

3.4 Party A can pay Party B the rent via transfer cheque, bank remittance or other ways designated by Party B. Should Party A effect payment via bank transfer, the date of payment is the day when the payment reaches the bank account designated by Party B. Party B shall issue relevant invoices to Party A upon receiving Party A’s payment.

Party A’s recipient bank and account No.:

Opening bank: China Merchants Bank Beijing Fengtai Science Park Branch

Payee: Beijing Bojin Commercial Operation Management Co., Ltd.

Account No.: 110938736310801

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Article 4 Property Management Fees and Other Expenses

4.1 The property owner entrusts Beijing Tuomei Property Management Co., Ltd. (hereinafter referred to as “the property company”) to provide property management services for Shidai Caifu Tiandi.

4.2 Party A agrees Party B to withhold and deduct the management fees and water and electricity fees that shall be borne by Party A within the term of lease. The overtime air conditioning fees and other expenses generated by Party A’s special demand shall be paid by Party A to the property company directly as per the provisions on the property management services.

4.3 The property company can, for the purpose of maintaining the property management quality, adjust the said management fees and other expenses, without going against the relevant government regulations, within the term of lease. In such case, Party B shall send a written notice to Party A one month in advance.

4.4 All the commission service fees/intermediary fees charged by the real estate brokerage agency for assisting in the conclusion of this Contract by and between Party A and Party B shall be borne by Party B for Party A in advance. Party B will charge no the said commission service fees/intermediary fees from Party A if both parties finish performing this Contract in good faith until this Contract expires.

Article 5 Margin

5.1 To ensure Party A will perform the following obligations specified in this Contract in good faith, Party A shall, within two days upon the conclusion of this Contract, pay Party B the following fees: (1) Rent margin which is equivalent to 2-month rent (i.e., RMB 176952); 2. Margin of water and electricity fees RMB 18180 (calculated based on the standard of RMB 30/m2 (leased area)); the margins above amount to RMB195132. Where this Contract is rescinded, Party B shall, within thirty working days after Party A sends back this Premise to Party B, both parties finish their respective rights and obligations for this Premise, and Party A pays off all the expenses, return the margins above to Party A with no interests.

5.2 The said margin serves as performance bond and cannot be used as the exceptions of Party A’s nonperformance or for offsetting Party A’s rent, management fees and other relevant expenses.

Article 6 Delivery and Acceptance

6.1 Party B shall deliver this Premise to Party A after Party A pays off the rent of the first period, management fees and margins.

6.2 Both Party A and Party B shall hand over and accept this Premise jointly on the date of delivery and go through delivery formalities, unless the main structure of this Premise is nonconforming or there are major quality defects which seriously influence Party A’s decoration or use exist. If this Premise contains no defects which affect Party A’s normal decoration and use, both parties shall go through the delivery formalities and Party A signs the statement of defects. Party B is responsible for repairing at its own expenses.

Article 7 Decoration of this Premise

7.1 Party B is responsible for decorating this Premise for the first time at its own expenses, including firefighting reporting and acceptance expenses, air conditioner refitting fees, and decoration management fees charged by the property company. See appendix to the contract for decoration standard. The part exceeding the decoration standard means the part extra required by Party A which shall bear the decoration fees.

7.2 Party B and the property company have the rights to specify and manage Party A’s decoration, division, building, equipment installation or reconstruction of this Premise, including managing the access of Party A’s construction staffs, materials transportation, construction time and safety, etc. reasonably.

7.3 If Party A decides to redecorate this Premise within term of lease, it must acquire Party B’s written consent in advance. Party A shall also ensure the decoration unit it entrusts has the decoration qualification specified by the state and acquire all the approvals and permits of the government organs prior to decoration. Party A shall also ensure the workers follow disciplines and laws, work in a civilized and safe manner, abide by Decoration Guide of the property company and accept the supervision and management of Party B and the property company in the whole decoration process.

7.4 Should Party A’s decoration unit cause any personal injury and death or property loss in the decoration process, Party A shall be responsible for making compensation at its sole discretion; if this Premise is damaged, Party A shall make compensation fully, including but not limited to the damage of this Premise and Party B’s relevant losses.

7.6 Should decoration be finished, Party A shall apply to the relevant competent government organs and Party B for acceptance before using this Premise.

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Article 8 Maintenance and Repairing

8.1 Party A must keep this Premise under normal and clean status and use it properly within the term of lease. Where this Premise and auxiliary facilities are damaged or become faulty (except for the quality problems of main structure of this Premise) due to the cause attributable to Party A and relevant third party, Party A shall be responsible for repairing and compensation at its own expenses. If Party A refuses to make repairing, Party B can make repairing instead and all the fees arising therefrom can be deducted from Party A’s lease margin. In such case, Party A shall make up the lease margin within five days; otherwise, it is seen as a serious breach of this Contract and Party B has the rights to terminate this Contract in advance. If the above causes any personal injury or property loss, all the responsibilities shall be borne by Party A.

8.2 Party A shall use this Premise and auxiliary facilities reasonably within the scope of lease in term of lease and make sure the floor, gypsum plaster, other decorations, wall, ceiling, articles provided by Party B separately, assembly and all the other objects provided separately (no matter whether they belong to Party B or Party A) within this Premise, including all doors, windows, electric devices, wires, water pipes, telephone lines, etc. are under leasable status (except for reasonable wear). If Party A applies to the property company for repairing, it shall pay relevant repairing fees as per the company’s standard on equipment and facility repairing fees.

8.3 Party A shall abide by Party B’s and property company’s rules and systems regarding equipment installation and maintenance.

8.4 If the relevant fire system, sprinkling system, electric device, cool and heating water pipeline, telephone wire, building self-control system, air conditioning coiler fan and water supply & drainage system of this Premise become dangerous or unsafe, or need changing or repairing as per the reasonable requirements of relevant public facility institutions, Party A must employ the contractor designated by Party B and effect payment accordingly.

8.5 In case that the external wall glass of this Premise is damaged in term of lease (including any crack or bruise) due to the intentional purpose or negligence of Party A or any third party, Party B must bear all the expenses for replacing the glass.

Article 9 Insurance and Fire Prevention

9.1 If Party A plans to decorate this Premise, it shall place insurance for this Premise in course of decoration, including but not limited to installation all risks insurance (including third party liability insurance). The limit of liability per accident of third party insurance contained in installation all risks insurance shall be no lower than RMB 500,000.

9.2 Party A shall purchase property all risks insurance and public liability insurance for this Premise in term of lease at least. The limit of liability per accident of Party A’s public liability insurance shall be no less than RMB 500,000 and Party A shall take Party B as the joint beneficiary. Party A shall ensure it will place the aforementioned insurance within the whole term of lease.

9.3 Should Party B ask Party A for insurance purchase voucher, Party A shall provide the copy of the said policies for Party B for audit and filing.

9.4 In case of any insurance accident ascribed to Party A, causing any loss or losses to Party B, Party A shall use the compensation from the insurance company to compensate Party B’s loss; if the said compensation cannot be enough to pay off Party B’s loss, Party A shall still pay the difference for Party B.

9.5 Party A must abide by Party B’s and firefighting organ’s all suggestions, ensure the firefighting equipment of this Premise satisfy the firefighting organ’s requirements and shall not destroy the equipment or influence the running status of them or prevent any firefighting equipment from running normally or block fire exit door. If the firefighting equipment is damaged or becomes faulty, Party A shall inform Party B with no delay. If the above is ascribed to Party A, Party A shall make compensation.

Article 10 Prohibitions and Restrictions

10.1 The personnel allocation standard of this Premise is 1:10 (number of office personnel: building area). If the personnel exceed the property management and cause adverse influence to other lessees, Party B has the rights to stop providing relevant services to eradicate the adverse factors but all the losses arising therefrom shall be borne by Party A.

10.2 In no case shall Party A make noises (including but not limited to playing music or shouting slogan loudly) to interfere with other lessees and third party offensively within the whole term of lease. Party B and the property company can decide finally if the noise constitutes offensive interference. Where Party A is complained and is defined involving the offensive interference, it shall make corrections within two days. If, however, it refuses to make corrections and eradicate the influence, Party B will suspend providing service and all the compensations and relevant legal responsibilities arising therefrom shall be borne by Party A.

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10.3 When using this Premise and the public region, Party A shall abide by the electricity use standard of the building and avoid using the electronic and power facilities and equipment with overload. In case of trip or any other relevant loss due to improper use, Party A shall bear the consequences arising therefrom.

10.4 Smoking or any hazardous object such as inflammable and explosive articles is forbidden in this Premise and public region (except for smoking area). Once Party A is found involving the above by Party B and the property company, Party A must stop and eradicate the dangers immediately. If Party A refuses to stop or eradicate the danger once urged in writing for twice, it is seen as a breach of this Contract. In such case, Party A shall pay Party B liquidated damages of RMB 5,000 within two days after receiving a written notice from Party B. Party A is seen as a serious breach of this Contract if paying liquidated damages for over three times and Party B is entitled to terminate this Contract and investigate Party A’s violation liabilities.

10.5 Party A must acquire Party B’s written consent if planning to put, hang or post any ads at the external wall of this Premise, surrounding it or within the public region. Otherwise, Party B can dismantle the said objects, either in person or by entrusting a third party and all the dismantling fees caused thereby shall be borne by Party A. Party A is seen as a breach of this Contract if involving the above for over three times. In such case, Party B is entitled to terminate this Contract and investigate Party A’s violation liabilities.

Article 11 Sublet and Renewal

11.1 Party A shall not sublet, lend, sublease or exchange this Premise with others at will by any means within the whole term of this Contract.

11.2 If Party A decides to lease this Premise continuously after the expiration of this Contract, it shall apply to Party B for renewal in writing three months prior to expiration at least, on the basis that it pays rent, management fees and other expenses in time and abides by and performs all the terms contained herein. Party A has the priority of lease under equivalent conditions. Where both parties reach a consensus on renewal of this Contract, they shall sign a new house lease contract; otherwise, Party A is seen to waive the right of renewal. Party B can rent out this Premise to others.

11.3 If Party A does not renew this Contract with Party B but refuses to move out of this Premise in due time after the term of lease expires, Party B can ask for rent which is three times of the original rent in the overdue period and Party A shall pay it off within three days.

11.4 Party B can view this Premise within two months prior to the expiration of term of lease together with any third party. In such case, Party B shall inform Party A in advance and Party A shall provide necessary assistance.

Article 12 Surrender of Tenancy

If this Contract expires or is terminated in advance (no matter whether it is terminated unilaterally or via negotiation of both parties), Party A shall move out of this Premise within the second day upon expiration. Where Party A refuses to move or send back this Premise in due time, Party B has the rights to take back this Premise as per laws or the provisions of this Contract and ask Party A for compensation for the overdue period according to the standard which is three times of the original rent as per 11.3. Both parties shall accept and hand over this Premise together. If this Premise sent back by Party A has any fixed attachment, device or additional equipment that Party B agrees to accept, Party A is seen to waive the ownership of the above and shall not ask Party B for compensation in any form. If Party B refuses to accept them, Party A shall send back this Premise after recovering it to the original status, including but not limited to recovering the open ceiling fire sprinkling system and smoke detector, dismantling and returning fan coiler, thermostat, lamp panel, air supply outlet, air outlet, ceiling and auxiliary materials (check the quantity on site based on the list of standard electromechanical facilities for the leased region. Party A shall make up the missing ones or compensate material or loss).

Article 13 Termination of This Contract

13.1 If Party A involves any of the following cases within the whole term of lease:

(1) Party A’s business deteriorates seriously or Party A transfers properties, withdraws funds secretly or loses business reputation, which influences the performance of this Contract;

(2) Party A is subjected to clearing, bankruptcy or property seal-up or sharp reduction of debt paying capacity, which may affect it from performing the obligations contained herein;

Party B can ask Party A to provide performance bond. Should Party A refuse to provide, Party B can terminate this Contract, confiscate the margin and investigate Party A’s violation liabilities.

13.2 If Party A’s any property inside this Premise is subjected to any compulsory measures and/or sealed up by the people’s court or other administrative law-enforcing department within the term of lease, making this Contract unable to be performed continuously, Party B can terminate this Contract, confiscate the margin and investigate Party A’s violation liabilities.

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Article 14 Violation Liabilities

14.1 If Party B terminates this Contract in advance within the term, it shall inform Party A two months in advance and return the margin in double times and the rent for the rest term of this Contract (the rent of a term longer than four months is calculated based on four months) to Party A. Should Party A terminate this Contract in advance within the term, it shall inform Party B two months in advance and Party B will not refund the margin that Party A pays. In such case, Party A shall also be responsible for the rent of the rest terms within the validity of this Contract (the rent of a term longer than four months is calculated based on four months).

14.2 Party A shall pay Party B margin as per 5.1 and 5.2 of this Contract. Otherwise, Party A is seen as a breach of this Contract. In such case, Party B can terminate this Contract and rent it out to a third party without informing Party A in advance; refuse to refund Party A’s down payment and ask Party A for liquidated damages according to the total margin specified in 5.1 and 5.2 hereof.

14.3 Party A shall not refuse to pay or default in paying rent, management fees and other expenses with any cause. If Party A fails to pay the fees above within the time specified, it shall pay Party B liquidated damages which are 0.5% of total fees for each day overdue. Should Party A fail to pay the rent and other expenses for five days overdue as per this Contract, Party B will suspend providing services for it (including but not limited to water and electricity supply, door access, business service, article release, etc.) and all the consequences arising therefrom shall be borne by Party A.

14.4 If Party A involves any of the following cases within the term of lease:

(1) Party A fails to pay rent and other expenses based on the time specified herein for seven days overdue;

(2) Party A defaults in paying rent and other expenses for three times.

Party A is seen as a serious breach of this Contract. Party B will terminate this Contract with Party A, confiscate Party A’s margin and may collect and rent out this Premise. Party A shall also be responsible for the rent of the rest terms within the validity of this Contract (the rent of a term longer than four months is calculated based on four months). If Party A does not dispose its office facilities and supplies left inside this Premise, it is seen as having waived the disposal and agreed Party B to dispose them.

14.5 In case that Party A terminates this Contract in advance or breaches this Contract within the term, it shall bear the rent for rent-free period.

14.6 Where Party A proposes to terminate this Contract or breaches this Contract within term, it shall pay the commission service fees/brokerage fees paid by Party B in advance as per 4.4.

14.7 If Party A breaches this Contract due to its failure in paying rent and management fees or this Contract cannot be performed any longer by Party A’s other behaviors, Party B can ask Party A to provide performance bond or detain Party A’s properties inside this Premise after Party A fails to effect payment in time or involves the behaviors above. If it is determined that this Contract cannot be performed any longer within five working days, Party B can terminate this Contract, confiscate the margin, exercise lien and investigate Party A’s violation behaviors.

14.8 If Party A involves any of the following cases within the term of lease:

(1) Party A deals with illegal activities inside this Premise, impairing the public interests or others’ interests;

(2) Party A changes the purpose of lease specified in this Contract at will;

(3) Party A refuses to bear maintenance responsibilities or pay maintenance fees as per this Contract, leading to the damage of this Premise or facilities;

(4) Party A decorates this Premise without Party A’s prior consent or changes its structure or involves other behaviors of destroying this Premise;

(5) Party A subleases, lends, sublets or exchanges this Premise with others at will;

(6) Party A saves hazardous objects such as inflammable and explosive articles or other prohibited substances in this Premise;

(7) Other behaviors in violation of laws and this Contract.

If Party A involves any of the behaviors above, Party B can terminate this Contract, confiscate the margin and ask Party A for compensating its loss arising therefrom.

14.9 Any fees paid by Party B for urging Party A’s payment of the rent and management fees or exercising any right under this Contract (including but not limited to attorney fees and legal fare, etc.) shall be borne by Party A.

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Article 15 Non-competition

Party A hereby commits that it will not employ any employee from Party B’s any department, either directly or indirectly, from the conclusion of this Contract to the expiration of term specified herein, including the in-service employees or employees resigning from Party B for less than three months.

Article 16 Notice and Delivery

16.1 All the notices sent based on the demand of this Contract must be made in writing. Both parties shall send written notices or other files based on the address stated herein.

Party A: Beijing Luji Technology Co., Ltd

Address:

Party B:. Beijing Hontao Management Consulting Co., Ltd..

Address:

16.2 The mailing address, email and contact phone specified in this Contract are both parties’ valid addresses for service when both parties perform this Contract and resolve any dispute arising out of the performance of this Contract. Both parties confirm the addresses have legal effect. In case of changing the address, the due party shall inform the counterparty in writing. Any file, notice or other correspondence is seen to have delivered on the 3rd working day after sending; the registered delivery bill from the postal office serves as the valid certificate of delivery. If they are sent via email, they are seen to reach the recipients upon the delivery and the sending party’s delivery record serves as the valid certificate; if the files, notices or correspondences are sent face to face, they are seen to reach the recipient once signed by the counterparty and the receipt serves as the valid certificate of delivery. If the counterparty refuses, they are seen to have been delivered as long as they are delivered to the counterparty and the corresponding photos or video can serve as the receipt or via other ways as stipulated in this Contract.

Article 17 Applicable Laws and Dispute Resolution

17.1 The signature, performance, interpretation and dispute resolution of this Contract are governed by the laws of the People’s Republic of China.

17.2 Any dispute arising out of the performance of this Contract shall be resolved by both parties via negotiation. If, however, negotiation fails, either party can file a lawsuit to the people’s court at the site of this Premise.

Article 18 Miscellaneous

18.1 The titles of this Contract are used for facilitate searching and neither interpret nor restrain the terms contained herein.

18.2 Any matters unmentioned herein shall be resolved by both parties by concluding a supplementary agreement which serves as an indispensable part of this Contract. In case of any discrepancy between the supplementary agreement and this Contract, the former shall prevail.

18.3 Both Party A and Party B hereby acknowledge that in case of any discrepancy between this Contract and house lease contract of Beijing they sign, the former shall prevail and they will perform this Contract in good faith. Upon the signature of this Contract, Party B shall go through contract registration formalities at the local competent house lease formalities of this Premise as per laws and when necessary, Party A shall provide relevant certificates to help Party B deal with the registration formalities. Party A and Party B shall bear the stamp taxes respectively.

18.4 Party A shall coordinate all disputes it has with a third party in term of lease. All the consequences arising therefrom and government punishment shall be borne by Party A its sole discretion. Party A shall maintain the business reputation of the building and Party B consciously and ensure Party B will not be subjected to any complaint or claim by any third party or government punish by the services it provides or its other behaviors within the term of lease. Otherwise, Party A shall, besides bearing all the legal liabilities, compensate Party B’s loss arising therefrom (including but not limited to all the expenditures and costs paid by Party B).

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The quantity and color of furniture are subject to the list. Party A’s any extra demand will be charged separately. The list of furniture added separately shall be attached behind this Agreement. Where Party A entrusts Party B to purchase furniture, it shall pay Party B service fees which are 20% of the furniture fees; both parties make the consensus below:

1. Mode of compensation after loss or damage of the objects leased

Party B will accept the products returned by Party A. If any object is found lost or damaged artificially (furniture cracking, fracture, etc.), Party A shall make compensation based on the price or agree Party B to deduct the price from margin directly.

2. Requirements for placing and using the articles leased

Party B shall dispatch service staffs to install and debug the furniture until they can be used normally. Party B shall place furniture in the corresponding place in one time according to Party A’s requirements instead of placing them again. Party A shall avoid them from getting wet in rain, being soaked in water or high temperature; otherwise, all the losses thus caused shall be borne by Party A.

3. Party A shall shoulder the safety responsibilities of the articles leased such as fire, disaster and theft resistance and normal use.

18.5 Any contract term not made in the typical contract format herein is concluded by Party A and Party B after reaching consensus on and accepting the meanings.

18.6 This Contract is made in duplicate with each party holding one.

18.7 This Contract becomes valid once signed and sealed by both parties until the term of lease expires.

Party A: Seal: Beijing Luji Technology Co., Ltd. Legal representative: Tian Xiangyang Entrusted agent: Zhanghao (signature) March 30, 2020	Party B: Seal: Beijing Hontao Management Consulting Co., Ltd Legal representative: Entrusted agent: March 30, 2020

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Appendix 1:

Building Structure, Decoration and Equipment Delivery Standard

	Ground	Wall Surface	Ceiling
Elevator hall of standard layer	Natural stone	Natural stone (wall surface at the side of core cylinder)	Gypsum board
Public corridor of standard layer	Natural stone	Wall paper + Tempered laminated glass	Metal ceiling
Toilet	Natural stone	Ceramic	Gypsum board
Office area	Natural stone	Wall surface emulsion varnish of gypsum board partition + finished product high partition	Gypsum board ceiling

Air conditioning system: Central air conditioning and fan coil

Window: Glass curtain wall (including curtain)

Lamp panel: Standard lamp panel connected with fluorescent tube

Power: Lighting power and socket power wiring has been reserved below the workstation according to standard point arrangement. The wiring of furniture shall be paid by Party A.

Firefighting: Spray head (installed by Party B)

Smoke detector (installed by Party B)

Loudspeaker (installed by Party B)

Telephone/Communication: party B provides communication cable which shall be connected to all units via the machine room at each layer. The wiring shall be paid by Party A who shall also bear the fees for relevant communication and network use.

Partition: High participation, aluminum alloy plus glass.

Unit door: Tempered glass

Interior door: High-grade ecological wooden door

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